================================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                             BRIO TECHNOLOGY, INC.
            (Exact name of Registrant as specified in its charter)


        DELAWARE                                         77-0210797
(State of incorporation)                    (I.R.S. Employer Identification No.)

                          4980 Great America Parkway
                             Santa Clara, CA 95054
                   (Address of principal executive offices)
                            _______________________

                            1998 STOCK OPTION PLAN

                      CHIEF EXECUTIVE OFFICER STOCK GRANT

                           (Full title of the Plans)
                            _______________________

                               Tamara L. MacDuff
                            CHIEF FINANCIAL OFFICER
                             BRIO TECHNOLOGY, INC.
                          4980 GREAT AMERICA PARKWAY
                             SANTA CLARA, CA 95054
                               (408) 496 - 7400
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                   Copy to:

                                Jon E. Gavenman
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (650) 854-4488

                               Page 1 of 7 Pages
                            Exhibit Index on Page 6


================================================================================

------------------------------------------------------------------------------------------------------
                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
                                                         Proposed        Proposed
                                                         Maximum         Maximum          Amount of
                                        Amount to be   Offering Price    Aggregate       Registration
Title of Securities to be Registered    Registered(1)    Per Share     Offering Price        Fee
------------------------------------------------------------------------------------------------------

1998 STOCK OPTION PLAN
Common Stock,
$0.001 par value....................  7,612,087 Shares  $3.91405 (2)   $29,794,089.12    $7,448.53
Chief Executive Officer Stock Grant
Common Stock,
$0.001 par value....................     18,182 Shares  $3.91405 (2)   $    71,165.26    $   17.80

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on December 27, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (1) The Registrant's Annual Report on Form 10-K, as amended, for the year ended March 31, 2000, filed with the Commission on July 28, 2000.

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000, filed with the Commission on August 14, 2000 and November 14, 2000, respectively.

     (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on April 6, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.  Not applicable.
          -------------------------

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

  Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors. The Registrant also carries director and officer liability insurance in the amount of $15 million.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
          -----------------------------------

Item 8.   EXHIBITS.
          --------

          Exhibit
          Number
          ------

          4.1  Form of Amended and Restated Certificate of Incorporation. *

          4.2  Registrant's Amended and Restated Bylaws.

          5.1  Opinion of Venture Law Group, a Professional Corporation.

          10.1 Registrant's 1998 Stock Option Plan, as amended to date.

          23.1 Consent of Independent Public Accountants.

          23.2 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

          24.1 Power of Attorney (see page 3).

*incorporated by reference to exhibit 3.2 filed with Brio's Registration Statement on Form S-1 (No. 333-47263) and amendments thereto which became effective April 30, 1998.

Item 9.   UNDERTAKINGS.
          ------------

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Brio Technology, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this day, January 3, 2001.


                             Brio Technology, Inc.



                             By:  /s/ Tamara L. MacDuff
                                 -----------------------------------------------
                                 Tamara L. MacDuff, Chief Financial Officer



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yorgen H. Edholm and Tamara L. MacDuff, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                                 Date
---------                -----                                 ----

/s/ Yorgen H. Edholm     Director                              January 3, 2001
-----------------------
Yorgen H. Edholm


/s/ Tamara L. MacDuff    Chief Financial Officer (Principal    January 3, 2001
-----------------------
Tamara L. MacDuff        Financial and Accounting Officer)

/s/ Katherine Glassey    Chief Strategy Officer and            January 3, 2001
-----------------------
Katherine Glassey        Director

                         Chairman of the Board of Directors
-----------------------
Ofir Kedar

/s/ E. Floyd Kvamme      Director                              January 3, 2001
-----------------------
E. Floyd Kvamme

/s/ Bernard J. Lacroute  Director                              January 3, 2001
-----------------------
Bernard J. Lacroute

/s/ Ernest Von Simson    Director                              January 3, 2001
-----------------------
Ernest Von Simson

                         Director
-----------------------
Michael Cline

/s/ Craig D. Brennan     President, Chief Executive Officer    January 3, 2001
-----------------------
Craig D. Brennan         and Director (Principal Executive
                         Officer)

                               INDEX TO EXHIBITS

Exhibit
Number
------

4.1   Form of Amended and Restated Certificate of Incorporation. *

4.2   Registrant's Amended and Restated Bylaws.

5.1   Opinion of Venture Law Group, a Professional Corporation.

10.1  Registrant's 1998 Stock Option Plan, as amended to date.

23.1  Consent of Independent Public Accountants.

23.2  Consent of Venture Law Group, a Professional Corporation
      (included in Exhibit 5.1).

24.1  Power of Attorney (see page 3).

* incorporated by reference to exhibit 3.2 filed with Brio's Registration Statement on Form S-1 (No. 333-47263) and amendments thereto which became effective April 30, 1998.